News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

P&G DELIVERS FIRST QUARTER CORE EPS OF $1.06, +5%

CINCINNATI, Oct. 25, 2012 - The Procter & Gamble Company (NYSE:PG) increased core earnings per share by five percent to $1.06 for the July-September quarter.  Diluted net earnings per share from continuing operations were $0.96, a decrease of five percent due to non-core charges of $0.10.  Organic sales grew two percent.  Net sales were $20.7 billion, a decrease of four percent versus the prior year period including a negative six percent impact from foreign exchange.  The Company continued to deliver broad-based organic sales growth, with four of five business segments increasing versus the prior year.

P&G said it held or grew market share in businesses representing over 45% of sales in the July - September quarter, as measured on a constant currency value basis.  In the U.S. market, P&G held or grew value share in businesses representing nearly 60% of sales.

 “Our first quarter results put us on track to deliver our commitments for the fiscal year.  Results were at the high end of expectations on the top line and ahead of plan on operating profit, earnings per share and cash,” said Chairman, President and Chief Executive Officer, Bob McDonald.  “We are continuing to focus on executing our growth and productivity strategy – maintaining momentum in developing markets, strengthening our core developed market business, building a strong innovation pipeline, and aggressively driving cost savings and productivity improvements.  We’re confident that this strategy will enable P&G to generate superior levels of shareholder return in both the short- and long-term.”

Executive Summary
●	Organic sales increased two percent for the quarter at the top end of the guidance range.
●	Organic sales growth was broad-based, with four of five business segments increasing organic sales.
●	Core net earnings per share increased by five percent to $1.06.
●
Core gross margin increased 80 basis points due to the impact of higher pricing and manufacturing cost savings, partially offset by unfavorable geographic and product mix.  Reported gross margin, including restructuring, increased 30 basis points.

●
Core selling, general and administrative expenses (SG&A) as a percentage of net sales decreased 10 basis points.  Including incremental restructuring and other non-core charges, reported SG&A increased 90 basis points.

●	Core operating profit increased one percent. Reported operating profit, including non-core charges, decreased seven percent.
●	Operating cash flow was $2.8 billion for the quarter. The Company repurchased $2.6 billion of shares during the quarter and returned $1.6 billion of cash to shareholders as dividends.

Fiscal Year 2013 Guidance

P&G maintained its organic sales growth guidance in the range of two percent to four percent for the fiscal year.  Foreign exchange is expected to reduce sales growth by two percent to three percent, resulting in guidance for all-in net sales growth of in-line to up one percent versus the prior year.

The Company also maintained its core earnings per share guidance in the range of $3.80 to $4.00, down one percent to up four percent versus prior year core EPS of $3.85.  P&G raised its all-in GAAP earnings per share guidance by $0.17 per share to a range of $3.78 to $4.02, equating to growth of three percent to 10% versus prior year GAAP EPS of $3.66.  The $0.17 per share increase is the estimated non-core holding gain resulting from P&G’s purchase of the balance of P&G’s Baby Care and Feminine Care joint venture in Iberia, which was completed on October 22, 2012.   The transaction is expected to be roughly neutral to core EPS results this fiscal year as the ongoing benefits from full ownership of the business will be offset by one-time transitional costs.  The all-in EPS range also includes non-core restructuring investments of $0.15 to $0.19 per share, consistent with the Company’s prior outlook.

October – December 2012 Quarter Guidance

P&G is estimating organic sales growth in the range of one percent to three percent for the October – December quarter.   Foreign exchange is expected to reduce sales by two percent, resulting in all-in sales guidance in the range of down one percent to up one percent versus year ago.

The Company expects December quarter core EPS in the range of $1.07 to $1.13, down two percent to up four percent compared to prior year core EPS of $1.09.  On an all-in basis, P&G is forecasting earnings per share in the range of $1.18 to $1.25, an increase of 111% to 123% versus prior year EPS from continuing operations of $0.56.  Prior year all-in results included $0.53 of non-core costs, primarily related to impairment charges.  Current year all-in EPS guidance includes non-core restructuring charges in the range of $0.05 to $0.06 per share and the estimated $0.17 per share non-core gain from the transaction described above.

Business Segment Discussion

Beauty Segment

	Foreign		Mix/	Net	Organic	Organic	BT	AT
Volume	Exchange	Price	Other	Sales	Volume	Sales	Earnings	Earnings
-3%	-5%	2%	-1%	-7%	-3%	-2%	-8%	-4%

In the Salon Professional and Prestige businesses, organic sales increased versus the prior year driven by strong innovation on the Wella, Dolce & Gabbana, and Gucci brands.  All-in sales were down in both categories due to significant negative impact from foreign exchange.  Hair Care and Beauty Care sales were down on both an all-in and organic basis due to negative foreign exchange impacts and market share softness resulting from high levels of competitive activity.

Grooming Segment

	Foreign		Mix/	Net	Organic	Organic	BT	AT
Volume	Exchange	Price	Other	Sales	Volume	Sales	Earnings	Earnings
-1%	-8%	3%	-1%	-7%	0%	2%	-1%	-4%

Shave Care organic sales increased versus the prior year as solid growth in developing markets behind Fusion ProGlide and Prestobarba innovation and market expansions were partially offset by market contraction in Western Europe.  All-in Shave Care net sales were down due to foreign exchange impacts.  Organic and all-in sales in Appliances were down versus prior year due to competitive activity and market contraction.

Health Care Segment

	Foreign		Mix/	Net	Organic	Organic	BT	AT
Volume	Exchange	Price	Other	Sales	Volume	Sales	Earnings	Earnings
-1%	-6%	2%	1%	-4%	-1%	2%	-5%	-6%

Oral Care organic sales grew as price and mix benefits more than offset lower volume levels in North America and Greater China.  Feminine Care organic sales increased driven by mix benefits from premium innovations such as Always and Tampax Radiant in the U.S., Always/Fairy Pinkcess in Brazil and China, and Always Platinum in Russia and pricing.  All-in sales were down in both categories due to significant negative impact from foreign exchange.  All-in and organic sales in Personal Health Care grew as price increases and positive mix more than offset lower volume due to Vicks initiatives in the base period and lower Prilosec OTC sales.

Fabric Care and Home Care Segment

	Foreign		Mix/	Net	Organic	Organic	BT	AT
Volume	Exchange	Price	Other	Sales	Volume	Sales	Earnings	Earnings
0%	-5%	2%	1%	-2%	0%	2%	7%	10%

Fabric Care organic sales increased low single digits due to positive pricing and product mix from initiatives such as Tide Pods in the U.S.  Home Care delivered higher organic sales, led by growth of the Cascade, Dawn and Fairy dish care brands and Febreze and Ambi Pur air care brands.  All-in sales were down in Fabric Care and in Home Care due to significant negative impact from foreign exchange.  Batteries organic and all-in sales were down as growth in North America behind the Duralock innovation was more than offset by market contraction and competitive activity in Western Europe.

Baby Care and Family Care Segment

	Foreign		Mix/	Net	Organic	Organic	BT	AT
Volume	Exchange	Price	Other	Sales	Volume	Sales	Earnings	Earnings
2%	-5%	3%	-2%	-2%	2%	3%	2%	4%

Baby Care organic sales grew as higher pricing and strong growth in developing markets were partially offset by market contraction in developed regions.  Baby Care all-in net sales were down due to a significant foreign exchange impact.  Family Care all-in and organic sales increased behind new innovations on Charmin and Bounty.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Selected Financial Information

	GAAP			CORE (NON-GAAP)*
	Three Months Ended September 30			Three Months Ended September 30
	2012	2011	% Change	2012	2011	% Change
NET SALES	$20,739	$21,530	(4)%	$20,739	$21,530
COST OF PRODUCTS SOLD	10,350	10,806	(4)%	10,249	10,806	(5)%
GROSS PROFIT	10,389	10,724	(3)%	10,490	10,724	(2)%
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,438	6,474	(1)%	6,216	6,475	(4)%
OPERATING INCOME	3,951	4,250	(7)%	4,274	4,249	1%

NET EARNINGS FROM CONTINUING OPERATIONS	2,853	2,999	(5)%	3,139	2,998	5%

DILUTED NET EPS FROM CONTINUING OPERATIONS	$0.96	$1.01	(5)%	$1.06	$1.01	5%

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	50.1%	49.8%	30	50.6%	49.8%	80
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	31.0%	30.1%	90	30.0%	30.1%	(10)
OPERATING MARGIN	19.1%	19.7%	(60)	20.6%	19.7%	90

CASH FLOW - SOURCE/(USE)
OPERATING CASH FLOW	2,770	2,167
FREE CASH FLOW	1,965	1,334
DIVIDENDS	(1,605)	(1,503)
SHARE REPURCHASE	(2,584)	(1,261)

*Core excludes incremental restructuring charges and charges related to the European legal matters.

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue”, “will likely results,” and similar expressions.  Forward-looking statements are based on current expectation and assumptions that are subject to risks and uncertainties which may cause results to differ materially from the forward-looking statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which our forward-looking statements are subject include: (1) the ability to achieve business plans, including growing existing sales and volume profitably and maintaining and improving margins and market share, despite high levels of competitive activity, an increasingly volatile economic environment, lower than expected market growth rates, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus, and/or increasing competition from mid- and lower tier value products in both developed and developing markets; (2) the ability to successfully manage ongoing acquisition, divestiture and joint venture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes and achieve productivity improvements designed to support our growth strategies, while successfully identifying, developing and retaining key employees, especially in key growth markets where the availability of skilled employees is limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including product liability, patent, intellectual property, price controls, import restrictions, environmental and tax policy), and to resolve pending matters within current estimates; (7) the ability to resolve the pending competition law inquiries in Europe within current estimates; (8) the ability to successfully implement, achieve and sustain cost improvement plans and efficiencies in manufacturing and overhead areas, including the Company's outsourcing projects; (9) the ability to successfully manage volatility in foreign exchange rates, as well as our debt and currency exposure (especially in certain countries with currency exchange controls, such as Venezuela, China and India); (10) the ability to maintain our current credit rating and to manage fluctuations in interest rate, increases in pension and healthcare expense, and any significant credit or liquidity issues; (11) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, due to a wide variety of factors, including but not limited to, terrorist and other hostile activities, natural disasters and/or disruptions to credit markets, resulting from a global, regional or national credit crisis; (12) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (13) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (14) the ability to successfully manage increases in the prices of commodities, raw materials and energy, including the ability to offset these increases through pricing actions; (15) the ability to develop effective sales, advertising and marketing programs; (16) the ability to stay on the leading edge of innovation, maintain a positive reputation on our brands and ensure trademark protection; and (17) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks), the security over such systems and networks, and the data contained therein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves approximately 4.6 billion people around the world with its brands. The Company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Fairy®, Gain®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, Braun®, Fusion®, Ace®, Febreze®, Ambi Pur®, SK-II®, and Vicks®. The P&G community includes operations in approximately 75 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Chelune, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974

The Procter & Gamble Company

Exhibit 1: Non-GAAP Measures

In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Organic Sales Growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.  We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.  Organic sales is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

The reconciliation of reported sales growth to organic sales is as follows:

JAS 2012	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
Beauty	-7%	5%	0%	-2%
Grooming	-7%	8%	1%	2%
Health Care	-4%	6%	0%	2%
Fabric Care and Home Care	-2%	5%	(1%)	2%
Baby Care and Family Care	-2%	5%	0%	3%
Total P&G	-4%	6%	0%	2%

Total P&G	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
OND 2012 (Estimate)	-1% to 1%	2%	0%	1% to 3%
FY 2013 (Estimate)	0% to 1%	2% to 3%	0%	2% to 4%
*Acquisition/Divestiture Impact includes rounding impacts necessary to reconcile net sales to organic sales.

Core EPS:  This is a measure of the Company’s diluted net earnings per share from continuing operations excluding charges in both years for incremental restructuring charges due to increased focus on productivity and cost savings, charges in both years related to the European legal matters, current year estimated gain on buyout of Iberian joint venture, and prior year impairment charges for goodwill and indefinite lived intangible assets.  We do not view these items to be part of our sustainable results.  We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.  The table below provides a reconciliation of diluted net earnings per share to Core EPS:

	JAS 12	JAS 11
Diluted Net Earnings Per Share–Continuing Operations	$0.96	$1.01
Incremental restructuring	$0.09	-
Charges for European legal matters	$0.01	-
Core EPS	$1.06	$1.01
Core EPS Growth	5%

	OND 12 (est.)	OND 11
Diluted Net Earnings Per Share-Continuing Operations	$1.18 to $1.25	$0.56
Impairment charges	-	$0.50
Charges for European legal matters	-	$0.02
Gain on buyout of Iberian JV (est.)	($0.17)	-
Incremental restructuring	$0.06 to $0.05	$0.01
Core EPS	$1.07 to $1.13	$1.09
Core EPS Growth	-2% to 4%

	FY 2013 (est.)	FY 2012
Diluted Net Earnings Per Share	$3.78 to $4.02	$3.66
Gain from snacks divestiture	-	($0.48)
Snacks results of operations – Discontinued Operations	-	($0.06)
Diluted Net EPS–Continuing Operations	$3.78 to $4.02	$3.12
Impairment charges		$0.51
Incremental restructuring	$0.19 to $0.15	$0.20
Charges for European legal matters	$0.01	$0.03
Gain on buyout of Iberian JV (est.)	($0.17)	-
Rounding impacts	($0.01)	($0.01)
Core EPS	$3.80 to $4.00	$3.85
Core EPS Growth	-1% to 4%

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.

 Core Operating Profit Growth/Core Operating Profit Margin:  This is a measure of the Company’s operating profit growth and operating profit margin adjusted for the current year charges related to incremental restructuring charges due to increased focus on productivity and cost savings, and charges related to the European legal matters:

JAS 2012
Operating Profit Growth	(7%)
Incremental restructuring	7%
Charges for European legal matters	1%
Core Operating Profit Growth	1%

JAS 2012
Operating Profit Margin	19.1%
Incremental restructuring	1.4%
Charges for European legal matters	0.1%
Core Operating Profit Margin	20.6%

Core Gross Margin:  This is a measure of the Company’s Gross Margin adjusted for the current year charges related to incremental restructuring charges due to increased focus on productivity and cost savings:

	JAS 12	JAS 11
Gross Margin	50.1%	49.8%
Incremental restructuring	0.5%	-
Core Gross Margin	50.6%	49.8%
Basis point change	80

Core SG&A as a % of Net Sales:  This is a measure of the Company’s SG&A as a % of Net Sales adjusted for the current year charges related to incremental restructuring charges due to increased focus on productivity and cost savings, and charges related to the European legal matters:

	JAS 12	JAS 11
Selling, General & Administrative Expenses (SG&A) as a % Net Sales	31.0%	30.1%
Incremental restructuring	-0.9%	-
Charges for European legal matters	-0.1%	-
Core SGA % Net Sales	30.0%	30.1%
Basis point change	-10

Free Cash Flow:  Free cash flow is defined as operating cash flow less capital spending.   We view free cash flow as an important measure because it is one factor in determining the amount of cash available for dividends and discretionary investment.  Free cash flow is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.  The reconciliation of free cash flow is provided below (amounts in millions):

	Operating Cash Flow	Capital Spending	Free Cash Flow
Jul-Sept ‘12	$2,770	($805)	$1,965

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information

	Three Months Ended September 30

	2012	2011	% CHG
NET SALES	$ 20,739	$ 21,530	(4)%
COST OF PRODUCTS SOLD	10,350	10,806	(4)%
GROSS PROFIT	10,389	10,724	(3)%
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,438	6,474	(1)%
OPERATING INCOME	3,951	4,250	(7)%
TOTAL INTEREST EXPENSE	172	207	(17)%
OTHER NON-OPERATING INCOME/(EXPENSE), NET	47	1
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,826	4,044	(5)%
INCOME TAXES ON CONTINUING OPERATIONS	973	1,045	(7)%

NET EARNINGS FROM CONTINUING OPERATIONS	2,853	2,999	(5)%

DISCONTINUED OPERATIONS:
INCOME FROM DISCONTINUED OPERATIONS BEFORE INCOME TAX	-	84
INCOME TAXES ON DISCONTINUED OPERATIONS	-	26
NET EARNINGS FROM DISCONTINUED OPERATIONS	-	58	N/A

NET EARNINGS	2,853	3,057	(7)%
LESS: NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	39	33	18%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	2,814	3,024	(7)%

EFFECTIVE TAX RATE	25.4%	25.8%

BASIC NET EARNINGS PER COMMON SHARE:
EARNINGS FROM CONTINUING OPERATIONS	$ 1.00	$ 1.06	(6)%
EARNINGS FROM DISCONTINUED OPERATIONS	$ -	$ 0.02
BASIC NET EARNINGS PER COMMON SHARE	$ 1.00	$ 1.08	(7)%

DILUTED NET EARNINGS PER COMMON SHARE:
EARNINGS FROM CONTINUING OPERATIONS	$ 0.96	$ 1.01	(5)%
EARNINGS FROM DISCONTINUED OPERATIONS	$ -	$ 0.02
DILUTED NET EARNINGS PER COMMON SHARE	$ 0.96	$ 1.03	(7)%

DIVIDENDS PER COMMON SHARE	$ 0.5620	$ 0.5250	7%
AVERAGE DILUTED SHARES OUTSTANDING	2,931.7	2,945.8

COMPARISONS AS A % OF NET SALES			Basis Pt Chg
GROSS MARGIN	50.1%	49.8%	30
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	31.0%	30.1%	90
OPERATING MARGIN	19.1%	19.7%	(60)
EARNINGS BEFORE INCOME TAXES	18.4%	18.8%	(40)
NET EARNINGS FROM CONTINUING OPERATIONS	13.8%	13.9%	(10)
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	13.6%	14.0%	(40)

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Cash Flows Information

	Three Months Ended September 30
	2012	2011

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$ 4,436	$ 2,768

OPERATING ACTIVITIES
NET EARNINGS	2,853	3,057
DEPRECIATION AND AMORTIZATION	710	743
SHARE-BASED COMPENSATION EXPENSE	79	80
DEFERRED INCOME TAXES	(18)	126
GAIN ON SALE OF BUSINESSES	(17)	(2)
CHANGES IN:
ACCOUNTS RECEIVABLE	(795)	(639)
INVENTORIES	(502)	(927)
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	64	(479)
OTHER OPERATING ASSETS & LIABILITIES	397	166
OTHER	(1)	42

TOTAL OPERATING ACTIVITIES	2,770	2,167

INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(805)	(833)
PROCEEDS FROM ASSET SALES	66	5
ACQUISITIONS, NET OF CASH ACQUIRED	12	(6)
CHANGE IN INVESTMENTS	(12)	(25)

TOTAL INVESTING ACTIVITIES	(739)	(859)

FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(1,605)	(1,503)
CHANGE IN SHORT-TERM DEBT	1,033	1,217
ADDITIONS TO LONG-TERM DEBT	2,225	1,988
REDUCTIONS OF LONG-TERM DEBT	(1,251)	(1,013)
TREASURY STOCK PURCHASES	(2,584)	(1,261)
IMPACT OF STOCK OPTIONS AND OTHER	951	153

TOTAL FINANCING ACTIVITIES	(1,231)	(419)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	66	(75)

CHANGE IN CASH AND CASH EQUIVALENTS	866	814

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 5,302	$ 3,582

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Balance Sheet Information

	September 30, 2012	June 30, 2012

CASH AND CASH EQUIVALENTS	$ 5,302	$ 4,436
ACCOUNTS RECEIVABLE	6,993	6,068
TOTAL INVENTORIES	7,332	6,721
OTHER	4,497	4,685
TOTAL CURRENT ASSETS	24,124	21,910

NET PROPERTY, PLANT AND EQUIPMENT	20,877	20,377
NET GOODWILL AND OTHER INTANGIBLE ASSETS	85,495	84,761
OTHER NON-CURRENT ASSETS	5,392	5,196

TOTAL ASSETS	$ 135,888	$ 132,244

ACCOUNTS PAYABLE	$ 7,498	$ 7,920
ACCRUED AND OTHER LIABILITIES	9,086	8,289
DEBT DUE WITHIN ONE YEAR	8,314	8,698
TOTAL CURRENT LIABILITIES	24,898	24,907

LONG-TERM DEBT	23,563	21,080
OTHER	22,479	22,222
TOTAL LIABILITIES	70,940	68,209

TOTAL SHAREHOLDERS' EQUITY	64,948	64,035

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 135,888	$ 132,244

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Earnings Information

	Three Months Ended September 30, 2012
		% Change	Earnings From	% Change	Net Earnings	% Change
		Versus	Continuing Operations	Versus	From Continuing	Versus
	Net Sales	Year Ago	Before Income Taxes	Year Ago	Operations	Year Ago
Beauty	$ 4,940	-7%	$ 852	-8%	$ 658	-4%
Grooming	2,007	-7%	634	-1%	466	-4%
Health Care	3,174	-4%	758	-5%	507	-6%
Fabric Care and Home Care	6,900	-2%	1,369	7%	903	10%
Baby Care and Family Care	3,999	-2%	809	2%	512	4%
Corporate	(281)	N/A	(596)	N/A	(193)	N/A
Total Company	20,739	-4%	3,826	-5%	2,853	-5%

	Three Months Ended September 30, 2012
	(Percent Change vs. Year Ago)*
	Volume	Volume
	With	Without
	Acquisitions/	Acquisitions/	Foreign			Net Sales
	Divestitures	Divestitures	Exchange	Price	Mix/Other	Growth
Beauty	-3%	-3%	-5%	2%	-1%	-7%
Grooming	-1%	0%	-8%	3%	-1%	-7%
Health Care	-1%	-1%	-6%	2%	1%	-4%
Fabric Care and Home Care	0%	0%	-5%	2%	1%	-2%
Baby Care and Family Care	2%	2%	-5%	3%	-2%	-2%
Total Company	0%	0%	-6%	2%	0%	-4%

* These sales percentage changes are approximations based on quantitative formulas that are consistently applied.